Exhibit 10.14

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 5th day of May, 2011, by and between WATERIDGE GOODMAN INVESTORS, LLC, a California limited liability company, and WATERIDGE KIFFMANN INVESTORS, LLC, a California limited liability company, as tenants in common (collectively, “Landlord”), and GENOMATICA, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that certain Wateridge Summit Lease Form dated as of April 18, 2008 (the “Original Lease”), as amended by that certain Amendment to Lease dated as of October 1, 2008 (“First Amendment”), that certain Second Amendment to Lease dated as of November 25, 2009 (the “Second Amendment”) and that certain Memorandum of Understanding dated as of March 8, 2010 (the “Memorandum”), whereby Tenant leased certain space in the building located at 10520 Wateridge Circle Drive, San Diego, California 92121. The Original Lease, as amended by the First Amendment, the Second Amendment, and the Memorandum, is referred to herein as the “Lease.”

B. By this Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below), extend the Lease Term and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

1. The Existing Premises. Landlord currently leases to Tenant that certain space containing 23,130 rentable square feet located on the first (1st) and second (2nd) floors of the Building as depicted on Exhibit “A” to the Original Lease and Exhibit “A” to the Second Amendment (the “Existing Premises”).

2. Expansion of the Existing Premises. That certain space located on the second (2nd) floor of the Building consisting of the remaining 6,011 rentable square feet is referred to herein as the “Expansion Space.” Tenant shall lease the Expansion Space effective as of the date hereof (“Expansion Commencement Date”); provided, however Tenant will not be obligated to pay Rent for the Expansion Space until June 1, 2011, as provided in Section 4 below. Accordingly, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Space. Such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 29,141 rentable square feet, which constitutes the entire rentable square footage of the Building, Effective as of the Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Expansion Space.

3. Extended Lease Term. The initial Lease Term (which currently expires on July 31, 2014) is hereby extended such that the initial Lease Term shall terminate on July 31, 2015 (“New Termination Date”). Tenant’s lease of the Expansion Space shall commence on the Expansion Commencement Date and shall expire co-terminously with initial Lease Term on the New Termination Date. Tenant shall continue to have the right to extend the initial Lease Term as set forth in Section 2.2 of the Original Lease, which right shall apply to the Existing Premises and the Expansion Space.

4. Base Rent. Commencing as of June 1, 2011, Base Rent shall be as follows:

Period of Lease Term	Monthly Installment of Base Rent

June 1, 2011 – May 31, 2012	$72,706.80
June 1, 2012 – May 31, 2013	$74,888.00
June 1, 2013 – May 31, 2014	$77,134.64
June 1, 2014 – May 31, 2015	$79,448.68
June 1, 2015 – July 31, 2015	$81,832.14

5. Base Rent Abatement. Notwithstanding anything to the contrary contained in Section 4 above, and provided that Tenant faithfully performs all of the terms and conditions of the Lease, as amended by this Amendment, Landlord agrees to abate (i) Tenant’s obligation to pay monthly Base Rent for the entire Premises (i.e., the Existing Premises and the Expansion Space) for the month of July, 2011, which abatement shall be $72,706.80, and (ii) Tenant’s obligation to pay monthly Base Rent for the Expansion Space for the month of August, 2011, which abatement shall be $11,420.90. During such abatement periods, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease. In the event of a default by Tenant under the terms of the Lease that results in early termination pursuant to the provisions of Section 19.2 of the Original Lease, then as a part of the recovery set forth in Section 19.2.1 of the Original Lease, Landlord shall be entitled to the recovery of the unamortized portion of the monthly Base Rent that was abated under the provisions of this Section 5.

6. Tenant’s Share. Commencing as of June 1, 2011, Tenant’s Share for the Premises shall be 100%.

7. Tenant Improvements. Landlord shall deliver the Expansion Space to Tenant in its as-is condition and Landlord shall have no obligation to make any improvements thereto. Tenant shall, at its sole cost and expense (but subject to the following terms of this Section 7), construct improvements to the Expansion Space pursuant to plans and specifications reasonably acceptable to Landlord (the “Expansion Space Improvements”). Landlord hereby acknowledges that (i) the general plans and specifications attached hereto as Exhibit A depict

Tenant’s tentative plans for the Expansion Space Improvements (along with additional construction items with respect to portions of the Building outside the Expansion Space) (collectively, the “Tentative Plans”), and (ii) such Tentative Plans remain subject to change by Tenant. Landlord agrees that it has no objection to the Tentative Plans in concept provided that Tenant shall obtain Landlord’s written approval of the more detailed plans and specifications for the Expansion Space Improvements prior to commencement of construction thereof. The Expansion Space Improvements shall be constructed as Alterations in accordance with the terms and conditions of Article 8 of the Original Lease. Tenant shall be entitled to a one-time allowance (the “Allowance”) equal to $180,000.00 for the payment of costs relating to the design and construction of those portions of the Expansion Space Improvements constituting permanently affixed alterations and improvements to the Expansion Space. In no event shall any of the Allowance be used for (i) Tenant’s furniture, fixtures, equipment or other items of personal property or (ii) improvements outside of the Expansion Space, notwithstanding that the Tentative Plans include improvements outside of the Expansion Space. The Allowance will be disbursed to Tenant following Landlord’s receipt of (i) evidence (i.e., invoices or other documentation reasonably satisfactory to Landlord) of payment for the Expansion Space Improvements, (ii) fully executed, unconditional lien releases from all contractors, subcontractors, laborers, materialmen, and suppliers used by Tenant in connection with the Expansion Space Improvements, (iii) a certification from Tenant and its architect and contractor that the Expansion Space Improvements have been completed in a good and workmanlike manner in accordance with the approved plans and specifications and in accordance with applicable laws, codes and ordinances and (iv) such other items as Landlord may reasonably request. In no event shall Landlord be obligated to disburse any portion of the Allowance subsequent to December 31, 2011, or during any time that Tenant is in default under the Lease or a circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a default under the Lease, In the event Tenant does not utilize the entire Allowance by December 31, 2011, then the unutilized amount shall accrue to the sole benefit of Landlord, and Tenant shall not be entitled to any credit or abatement in connection therewith.

8. Parking. Commencing as of the Expansion Commencement Date, Tenant shall entitled to an additional eighteen (18) unreserved parking spaces for use in the Building’s parking facility (for a total of eighty-eight (88) unreserved parking spaces). Tenant’s use of such additional parking spaces shall be in accordance with, and subject to, all provisions of Article 28 of the Original Lease.

9. Early Termination Option. Effective as of the date hereof, Section 2.4 of the Original Lease shall be revised such that (i) the Termination Date shall be May 31, 2013, and (ii) the Termination Fee shall be $543,600.00.

10. FF&E. Commencing as of the Expansion Commencement Date and continuing during the remainder of the Lease Term, Tenant shall have the right to use the existing furniture, fixtures and equipment located within the Expansion Space identified by Tenant in a written notice (the “Existing FF&E Notice”) delivered to Landlord prior to December 31, 2011 (the “Existing FF&E”), which Existing FF&E shall be deemed to be part of the FF&E (as defined in Section 6.6 of the Original Lease) and Tenant’s use of the Existing FF&E shall be subject to all of the terms and conditions of Section 6.6 of the Original Lease, including the conduct of a walk through of the Existing FF&E at a mutually agreed upon time and the preparation of a summary of the condition of each item of the Existing FF&E (the “Existing

FF&E Condition Summary”), which Existing FF&E Condition Summary shall be deemed to be part of the Condition Summary as defined in Section 6.6 of the Original Lease), If the Existing FF&E Notice identifies any such existing furniture, fixtures or equipment that Tenant does not want to use, Landlord shall remove the same within five (5) business days following receipt of the Existing FF&E Notice. If Tenant does not timely deliver the Existing FF&E Notice, Tenant shall be deemed to have elected to use all such existing furniture, fixtures and equipment.

11. Right of First Refusal. Landlord hereby grants to Tenant a right of first refusal with respect to any space in the building located at 10480 Wateridge Circle Drive (the “First Right Space”). Notwithstanding the foregoing, such first refusal right shall be subordinate and secondary to the Superior Rights. The “Superior Rights” are: (i) an option to extend the Traversa Therapeutics, Inc. lease as to the entire premises of 7,253 square feet (the “Traversa Space”) from February 1, 2013 to January 31, 2016; and (ii) an expansion right for the Traversa Space under the Nereus Pharmaceuticals, Inc. lease and an option to extend such lease as to the entire existing premises of 23,954 square feet (plus the Traversa Space, if applicable) from April 21, 2012 to April 20, 2017. Tenant’s right of first refusal shall be on the terms and conditions set forth in this Section 11.

11.1 Procedure. Landlord shall notify Tenant (the “First Refusal Notice”) from time to time when Landlord receives a proposal on or before January 10, 2012, that Landlord would consider for all or any portion of the First Right Space, where no holder of a Superior Right desires to lease such space. The First Refusal Notice shall describe the space which is the subject of the proposal (which may include space outside of the First Right Space) and shall set forth the terms and conditions (including the proposed lease term) set forth in the proposal (collectively, the “Terms”). Tenant’s right of first refusal shall not apply to any proposal that Landlord receives after January 10, 2012.

11.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the space described in the First Refusal Notice, then within five (5) days after delivery of the First Refusal Notice to Tenant (the “Election Date”), Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall elect either to (i) lease the entire space described in the First Refusal Notice upon the Terms set forth in the First Refusal Notice or (ii) refuse to lease such space identified in the First Refusal Notice, in which event Landlord may lease such space to any person or entity on any terms Landlord desires and Tenant’s right of first refusal with respect to the First Right Space specified in Landlord’s First Refusal Notice shall thereupon terminate and be of no further force or effect, provided, however, that in the event Landlord desires to lease the First Refusal Space to another person or entity on Terms which are “More Favorable” than those Terms proposed by Landlord in the First Refusal Notice, Landlord will again be obligated to deliver a First Refusal Notice to Tenant containing such revised Terms and Tenant will thereafter have three (3) business days to deliver Tenant’s Election Notice as set forth above. The term “More Favorable” means an effective rental rate (determined by blending all concessions on a straight line basis over the proposed term) that is more than four percent (4%) less than the effective rental rate identified in the First Refusal Notice. If Tenant does not so respond in writing to Landlord’s First Refusal Notice by the Election Date, Tenant shall be deemed to have elected the option described in clause (ii) above. Notwithstanding anything herein to the contrary, Tenant may only exercise its right of first refusal with respect to all of the space described in the First Refusal Notice, and not a portion thereof.

11.3 Lease of First Right Space. If Tenant timely exercises Tenant’s right to lease the space described as the First Refusal Notice, Landlord and Tenant shall execute an amendment to this Lease adding such space to this Lease upon the Terms applicable to such space.

11.4 Termination of Right of First Refusal. Subject to Section 11.2 above, the right of first refusal granted herein shall terminate as to a particular First Right Space upon the failure by Tenant to exercise its right of first refusal with respect to such First Right Space as offered by Landlord but shall remain in effect for any subsequent availability of all or any portion of the remaining First Right Space. Landlord shall not have any obligation to deliver the First Refusal Notice with respect to any proposal received after January 10, 2012, or if, as of the date Landlord would otherwise deliver the First Refusal Notice to Tenant, Tenant is in default under the Lease after any applicable notice and cure periods, Tenant has paid Rent late for three (3) or more months during any twelve (12) month period, Tenant or an Affiliate does not physically occupy at least fifty percent (50%) of the Premises, if more than fifty percent (50%) of the Premises is subject to a sublease (other than to an Affiliate) or if the Lease has been assigned other than to an Affiliate. In addition, at Landlord’s option, if Tenant has previously delivered Tenant’s Election Notice and, as of the scheduled date of delivery of such First Right Space to Tenant, Tenant is in default under the Lease after any applicable notice and cure periods, Tenant or an Affiliate does not physically occupy at least fifty percent (50%) of the Premises, if more than fifty percent (50%) of the Premises is subject to a sublease (other than to an Affiliate), or if the Lease has been assigned (other than to an Affiliate), Tenant shall not have the right to lease the First Right Space.

12. Right of First Offer. Landlord hereby grants to Tenant, commencing as of January 11, 2012 and continuing thereafter during the initial Lease Term and any Option Terms, a right of first offer with respect to the First Right Space. Notwithstanding the foregoing, such first offer right shall be subordinate and secondary to the Superior Rights. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 12.

12.1 Procedure for Offer. From and after January 11, 2012, Landlord shall notify Tenant (the “First Offer Notice”) from time to time when Landlord determines that Landlord shall commence the marketing of any First Right Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space, including the proposed term (collectively, the “Economic Terms”), which Economic Terms shall be based upon Landlord’s good faith determination of the fair market value of such First Right Space. Notwithstanding the foregoing, Landlord’s obligation to deliver the First Offer Notice shall not apply during the last twelve (12) months of the initial Lease Term unless Tenant has delivered an Interest Notice to Landlord pursuant to Section 2.2 of the Original Lease nor shall Landlord be obligated to deliver the First Offer Notice during the period following Landlord’s delivery of the Option Rent Notice to Tenant pursuant to Section 2.2 of the Original Lease unless Tenant has timely delivered the Option Notice to Landlord pursuant to Section 2.2 of the Original Lease.

12.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice. If concurrently with Tenant’s exercise of the first offer right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Offer Notice, Landlord and Tenant shall, for a period of fifteen (15) days after Tenant’s exercise, negotiate in good faith to reach agreement as to such Economic Terms. If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Offer Notice concurrently with Tenant’s exercise of the first offer right, the Economic Terms shall be as set forth in the First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the five (5) day period, or, if Tenant exercises its first offer right but timely objects to Landlord’s determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said fifteen (15) day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires and Tenant’s right of first offer shall terminate as to the space described in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

12.3 Lease of First Right Space. If Tenant timely exercises Tenant’s right to lease the space described in the First Offer Notice and the parties agree upon the Economic Terms as set forth herein, Landlord and Tenant shall execute an amendment adding such space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the Economic Terms.

12.4 Termination of Right of First Offer. Subject to all terms, provisions and conditions in this Section 12.4, the right of first offer granted herein shall terminate as to a particular First Right Space upon the failure by Tenant to exercise its right of first offer with respect to such First Right Space as offered by Landlord but shall remain in effect for any subsequent availability of all or any portion of the remaining First Right Space; provided, however, that if after Tenant’s failure to exercise the right of first offer as to a particular First Offer Space Landlord leases such space, then upon the expiration of the term of such lease Tenant’s right of first offer shall again apply to such space, subject, however to the right of the tenant under such lease to renew the term thereof, regardless of whether such renewal is pursuant to an express provision in such lease or pursuant to a lease amendment or new lease. Landlord shall not have any obligation to deliver the First Offer Notice if, as of the date Landlord would otherwise deliver the First Offer Notice to Tenant, Tenant is in default under this Lease after any applicable notice and cure periods, Tenant has paid Rent late for three (3) or more months during any twelve (12) month period, Tenant or an Affiliate does not physically occupy at least fifty percent (50%) of the Premises, if this Lease has been assigned (other than to an Affiliate) or more than fifty percent (50%) of the Premises is subject to a sublease (other than to an Affiliate). In addition, at Landlord’s option, if Tenant has previously delivered Tenant’s exercise notice in accordance with Section 12.2 and, as of the scheduled date of delivery of such First Right Space to Tenant, Tenant is in default under the Lease after any applicable notice and cure periods, Tenant or an Affiliate does not physically occupy at least fifty percent (50%) of the Premises, more than fifty percent (50%) of the Premises is subject to a sublease (other than to an Affiliate)

or the Lease has been assigned (other than to an Affiliate), Tenant shall not have the right to lease the First Right Space.

13. Amendments to Reflect Leasing of Entire Building. With the addition of the Expansion Space, the Premises now consist of all rentable square footage contained within the Building. Accordingly, the following amendments are made effective as of the date hereof (except as provided below):

13.1 Common Areas. The definition of Common Areas is amended to exclude all areas within the Building, and Tenant shall have sole and exclusive use of the entire Building.

13.2 Landlord’s Repair Obligations. The first sentence of Section 7.2 of the Original Lease is deleted and the following is substituted therefor: “Landlord shall (at Landlord’s cost and expense, but subject to inclusion in Operating Expenses to the extent permitted by Article 4 above) maintain (i) the exterior and structural portions of the Building including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts) and (ii) all Common Areas”.

13.3 Tenant’s Repair Obligations. Tenant agrees that, except for those portions of the Building identified in Section 13.2 above, Tenant shall be responsible for the maintenance, repair and replacement of all portions of the Building. Accordingly, all references to the “Premises” in Section 7.1 of the Original Lease are deleted and the “Building” is substituted therefor.

13.4 Standard Tenant Services. Effective as of June 1, 2011, all services provided by Landlord pursuant to Section 6.1 of the Lease shall be instead provided by Tenant at Tenant’s sole cost and expense. All such services provided by Landlord prior to June 1, 2011, shall be paid by Tenant in the manner provided by the Lease following delivery of a billing therefor from Landlord.

14. Brokers. Each party represents and warrants to the other that no broker, agent or finder, other than Cushman & Wakefield of California, Inc., representing Tenant, and Jones Lang LaSalle, representing Landlord (the “Brokers”), negotiated or was instrumental in negotiating or consummating this Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any person or entity, other than the Brokers, who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment.

15. Tenant Representations. Tenant represents and warrants to Landlord that: (a) Tenant is properly formed and validly existing under the laws of the state in which Tenant is formed and Tenant is authorized to transact business in the state in which the Building is located; (b) Tenant has full right and authority to enter into this Amendment and to perform all of Tenant’s obligations hereunder; and (c) each person (and both persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

16. Defaults. Tenant hereby represents and warrants to Landlord that, to Tenant’s current actual knowledge, as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the

Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

17. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Space and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Amendment.

18. Counterparts and Fax/Email Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Amendment may be executed by a party’s signature transmitted by facsimile (“fax”) or email, and copies of this Amendment executed and delivered by means of faxed or emailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or emailed signatures as if such signatures were originals. Any party executing and delivering this Amendment by fax or email shall promptly thereafter deliver a counterpart signature page of this Amendment containing said party’s original signature. All parties hereto agree that a faxed or emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord:”

WATERIDGE GOODMAN INVESTORS, LLC, a California limited liability company

By:
Name: Steven Goodman
Title: Manager

WATERIDGE KIFFMANN INVESTORS, LLC, a California limited liability company

By:
Name: Helmut Kiffmann
Title: Manager

“Tenant”:

GENOMATICA, INC., a Delaware corporation

By:	/s/ Christophe Schilling
Print Name: Christophe Schilling
Title: President

BY SIGNING BELOW, THE FOREGOING AMENDMENT IS HEREBY APPROVED BY LENDER AS REQUIRED BY THE SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT DATED JUNE 12, 2008:

CENTRAL PACIFIC BANK,
a Hawaii banking corporation

By:	/s/ illegible

Print Name:
Title:

EXHIBIT A

TENTATIVE PLANS

GENOMATICA
10520 WATERIDGE CIRCLE
1ST FLOOR CONCEPT
MAINTENANCE
ELEC. ROOM
ANALYTICAL LAB
HALLWAY
WAREHOUSE STORAGE
LABORATORY
CORRIDOR
LOBBY
STORAGE
EQUIPMENT
STAIR #2
ELECTRICAL
HALLWAY
MEN/WOMEN
MBA
MEDIA PREP
GLASSWASH
EVOLUTION LAB
COLD ROOM
SEPARATIONS LAB
CORRIDOR

KITCHEN
SERVER ROOM
241
OPEN OFFICE
OFFICE
STORAGE
MEN SHOWER
TELE
STAIR #2
221
OPEN OFFICE
CORRIDOR
237
OPEN OFFICE
229
MEN
205
ELEC.
HALLWAY
230
STAIR #1
234
WOMEN
206
WOMEN SHOWER
JAN.
GUEST RECEPTION
203
CONFERENCE
BOARDROOM
HALLWAY
220
OPEN OFFICE
219
OFFICE
217

GENOMATICA
10520 WATERIDGE CIRCLE
SECOND FLOOR CONCEPT